EXHIBIT 99.1
For release March 1 — 6:00 am, PST
STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,
COMPLETES ITS ACQUISITION OF NORTHERN EMPIRE BANCSHARES
March 1, 2007, Spokane, WA — Sterling Financial Corporation (“Sterling”)(NASDAQ:STSA) today announced completion of the acquisition of Northern Empire Bancshares (“Northern Empire”), the parent company of Sonoma National Bank, headquartered in Santa Rosa, California.
Holders of Northern Empire common stock will receive 0.805 shares of Sterling common stock and $2.71 in cash for each Northern Empire share that they own. Northern Empire shareholders will receive a letter with transmittal instructions to assist in the process of exchanging their Northern Empire share certificates for cash and Sterling share certificates. Sterling anticipates that these documents will be mailed to Northern Empire shareholders in early to mid March 2007.
Shares of Northern Empire ceased trading on the NASDAQ Global Market effective with the close of the market yesterday, February 28, 2007. The acquisition of Northern Empire by Sterling strengthens Sterling’s leadership role in community banking in the West, with combined assets of over $11 billion and a network of 178 branches and 175 ATM’s.
Sterling Chairman and Chief Executive Officer, Harold B. Gilkey, commented, “We are very pleased to welcome the employees, customers and shareholders of Northern Empire to the Sterling family. This transaction marks the entry of Sterling Savings Bank into northern California and further rounds out products and services offered by both companies strengthening our leadership position in the West.”
ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington, is a bank holding company of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho, and Montana. Through Sterling Savings Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western region. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and Northern Empire, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s plan, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as ''expects,’’ ’’anticipates,’’ ''intends,’’ ''plans,’’ ''believes,’’ ''seeks,’’ ''estimates,’’ or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the managements of Sterling,, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (2) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) the interest rate environment may further compress margins and adversely affect net interest income; (6) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at www.sec.gov. The documents filed by Sterling, may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com.
Sterling cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:	Harold B. Gilkey
Chairman and Chief Executive Officer
509-354-8186

Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Media Contact:	Jennifer Lutz
Public Relations Specialist
509-458-2711 Extension 6545